Exhibit 99.1
SUPERVALU Reports Third Quarter Fiscal 2018 Results

•	Consolidated net sales increased by $935 million, or 31%, over last year’s third quarter

•	Wholesale net sales increased by $982 million, or 52%, over last year’s third quarter, including Unified Grocers that contributed approximately $860 million to net sales this year

•	Third quarter net earnings from continuing operations of $18 million; Adjusted EBITDA of $96 million

•	Completed acquisition of Associated Grocers of Florida in the fourth quarter

MINNEAPOLIS - (BUSINESS WIRE) - January 10, 2018--SUPERVALU INC. (NYSE: SVU) today reported third quarter fiscal 2018 consolidated net sales of $3.94 billion and net earnings from continuing operations of $18 million, or $0.46 per diluted share, which included $4 million of after-tax merger and integration costs and $1 million of after-tax store closure charges and costs. When adjusted for these items, third quarter fiscal 2018 net earnings from continuing operations were $23 million, or $0.61 per diluted share, which included a discrete tax benefit that contributed approximately $0.30 to net earnings from continuing operations per diluted share.
Net loss from continuing operations for last year’s third quarter was $11 million, which included $25 million of net after-tax charges and costs comprised of a pension settlement charge, a goodwill impairment charge and store closure charges and costs, partially offset by a deferred income tax benefit. When adjusted for these items, third quarter fiscal 2017 net earnings from continuing operations were $14 million, or $0.35 per diluted share. See tables 1-7 for a reconciliation of GAAP to non-GAAP (adjusted) results appearing in this release.
"We're pleased to have completed our acquisition of AG Florida early in the fourth quarter," said President and CEO Mark Gross.  "The work done in the third quarter concluded with this deal which, combined with the acquisition of Unified Grocers earlier this fiscal year, demonstrates our commitment to the strategic growth of our Wholesale business.  Furthermore, we're extremely pleased with the integration work at Unified and the progress made in that market."
"In addition to these recent acquisitions, we continue to achieve strong underlying growth in our Wholesale business," Gross continued.  "With the influx of significant new business in certain distribution centers, we experienced a larger-than-anticipated increase in expenses, but we're encouraged by the work we are doing to address those costs and believe they are manageable going forward.  We remain committed to investing in our Wholesale business to drive future growth.”
Third Quarter Results – Continuing Operations
Third quarter net sales were $3.94 billion compared to $3.00 billion last year, an increase of $935 million or 31 percent. Total net sales within the Wholesale segment increased 52 percent. Retail identical store sales were negative 3.5 percent. Fees earned under services agreements in the third quarter were $33 million compared to $37 million last year.
Gross profit for the third quarter was $409 million and included merger and integration costs of $2 million. When adjusted for this item, gross profit was $411 million, or 10.5 percent of net sales. Last year’s third quarter gross profit was $407 million, or 13.6 percent of net sales. The gross profit rate decrease compared to last year is primarily due to the change in business segment mix, with Wholesale representing a larger portion of total sales and gross profit, and the contribution from Unified Grocers at a lower gross profit rate.
Selling and administrative expenses in the third quarter were $370 million and included merger and integration costs of $3 million and store closure charges and costs of $3 million. When adjusted for these items, selling and administrative expenses were $364 million, or 9.3 percent of net sales. Selling and administrative expenses in last year’s third quarter were $391 million and included a pension settlement charge of $41 million and store closure charges and costs of $1 million. When adjusted for these items, last year’s selling and administrative expenses were $349 million, or 11.6 percent of net sales. The decrease in the adjusted selling and administrative expense rate compared to last year was primarily driven by the change in business segment mix, with Wholesale representing a larger portion of total sales and selling and administrative expenses, and higher pension income, partially offset by higher employee-related costs.
Net interest expense for the third quarter was $29 million compared to $40 million in last year’s third quarter. The decrease in interest expense was driven by lower average outstanding debt balances associated with the use of proceeds from the sale of Save-A-Lot.
Income tax benefit was $8 million, or negative 77.1 percent of pre-tax earnings, for the third quarter, compared to income tax benefit of $27 million, or 71.6 percent of pre-tax loss, in last year’s third quarter. This quarter's tax benefit was driven by a $12 million non-cash tax benefit from the release of certain tax reserves.

Supervalu expects the newly enacted federal tax legislation to reduce future cash taxes, although it is still evaluating the favorable impact.
Wholesale
Third quarter Wholesale net sales were $2.89 billion, compared to $1.91 billion last year, an increase of 52 percent. The net sales increase is primarily due to sales from the acquired Unified Grocers business, sales to new customers and increased sales to new stores operated by existing customers, partially offset by stores no longer operated by customers and lower military sales.
Wholesale operating earnings in the third quarter were $46 million and included $2 million of merger and integration costs. When adjusted for this item, third quarter Wholesale operating earnings were $48 million, or 1.7 percent of net sales. Last year’s third quarter Wholesale operating earnings were $52 million, or 2.7 percent of net sales. The decrease in adjusted Wholesale operating earnings, as a percent of net sales, was driven by the mix impact of the acquired Unified Grocers business contributing to operating earnings at a lower percent of net sales and higher trucking and logistics costs.
Retail
Third quarter Retail net sales were $1.02 billion, compared to $1.06 billion last year, a decrease of 4.1 percent. The net sales decrease reflects identical store sales of negative 3.5 percent and closed stores, partially offset by new and acquired store sales.
Retail operating loss in the third quarter was $6 million and included $3 million in store closure charges and costs. When adjusted for this item, Retail operating loss in the third quarter was $3 million. Last year’s third quarter Retail operating loss was $14 million and included a $15 million goodwill impairment charge and $1 million of store closure charges and costs. When adjusted for these items, last year’s third quarter Retail operating earnings were $2 million, or 0.2 percent of net sales. The decrease in adjusted Retail operating earnings was driven by the impact of lower gross margins from lower net sales.
Corporate
Third quarter fees earned under services agreements were $33 million compared to $37 million last year.
Net Corporate operating loss in the third quarter was $1 million and included $3 million of merger and integration costs. When adjusted for this item, net Corporate operating earnings were $2 million. Last year’s third quarter net Corporate operating loss was $37 million and included a $41 million pension settlement charge. When adjusted for this item, last year’s net Corporate operating earnings were $4 million.
Cash Flows – Continuing Operations
Fiscal 2018 year-to-date net cash flows used in operating activities of continuing operations were $44 million compared to net cash flows provided by operating activities of continuing operations of $150 million last year, primarily due to cash utilized for working capital and other assets and liabilities to support higher Wholesale sales volumes and lower cash generated from earnings. Fiscal 2018 year-to-date net cash flows used in investing activities of continuing operations were $328 million compared to $137 million last year, primarily due to the acquisition of the Unified Grocers business and two distribution centers. Fiscal 2018 year-to-date net cash flows provided by financing activities of continuing operations were $137 million compared to net cash flows used in financing activities of continuing operations of $10 million last year, primarily reflecting borrowings to finance the acquisition of Unified Grocers and a distribution center this year compared to debt payments made last year.
Fiscal 2018 Outlook
Supervalu currently expects net earnings from continuing operations to be in the range of $(20) million to $2 million which includes a non-cash charge of $35 million to $45 million anticipated to be made in the fourth quarter to reduce the carrying value of Supervalu’s net deferred tax asset in accordance with the newly enacted tax reform legislation.
Adjusted EBITDA, including the contribution from Unified Grocers and Associated Grocers of Florida, is expected to be in the range of $475 million to $485 million. A reconciliation of projected net earnings from continuing operations to projected Adjusted EBITDA, and certain factors affecting the range of expected earnings, is presented in table 7.
Conference Call
A conference call to review the third quarter results is scheduled for 9:00 a.m. central time today. The call will be webcast live at www.supervaluinvestors.com (click on microphone icon). A replay of the call will be archived at www.supervaluinvestors.com. To access the website replay, go to the “Investors” link and click on “Presentations and Webcasts.”

About SUPERVALU INC.
(The following information does not include Associated Grocers of Florida which became part of SUPERVALU on December 8, 2017)
SUPERVALU INC. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $16 billion. SUPERVALU serves customers across the United States through a network of 3,324 stores composed of 3,111 wholesale primary stores operated by customers serviced by SUPERVALU’s food distribution business and 213 traditional retail grocery stores operated under five retail banners in six geographic regions (store counts as of December 2, 2017). Headquartered in Minnesota, SUPERVALU has approximately 31,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Except for the historical and factual information, the matters set forth in this news release and related conference call, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “intends,” “outlook” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute operations and initiatives, ability to realize benefits from acquisitions and dispositions, ability to grow sales, reliance on the wholesale customers' performance, failure to perform services, wind down of Supervalu’s relationships with Albertson’s LLC and New Albertson’s, Inc., ability to maintain or increase margins or identical store sales, restrictive covenants from indebtedness, labor relations issues, escalating costs of providing employee benefits, intrusions to and disruption of information technology systems, changes in military business, adequacy of insurance, asset impairment charges, fluctuations in our common stock price, impact of economic conditions, commodity pricing, severe weather, disruption to supply chain and distribution network, governmental regulation, food and drug safety issues, legal proceedings, pharmacy reimbursement and health care financing, intellectual property protection, and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU's reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except percent and per share data)

	Third Quarter Ended				Year-To-Date Ended
	December 2, 2017 (12 weeks)		December 3, 2016 (12 weeks)		December 2, 2017 (40 weeks)		December 3, 2016 (40 weeks)
Net sales	$3,938	100.0%	$3,003	100.0%	$11,742	100.0%	$9,573	100.0%
Cost of sales	3,529	89.6	2,596	86.4	10,354	88.2	8,221	85.9
Gross profit(1)	409	10.4	407	13.6	1,388	11.8	1,352	14.1
Selling and administrative expenses(1)	370	9.4	391	13.0	1,289	11.0	1,189	12.4
Goodwill impairment charge(1)	—	—	15	0.5	—	—	15	0.2
Operating earnings	39	1.0	1	0.1	99	0.8	148	1.5
Interest expense, net(1)	29	0.8	40	1.4	103	0.9	141	1.5
Equity in earnings of unconsolidated affiliates	—	—	(1)	—	(2)	—	(3)	—
Earnings (loss) from continuing operations before income taxes(1)	10	0.3	(38)	(1.3)	(2)	—	10	0.1
Income tax benefit(1)	(8)	(0.2)	(27)	(0.9)	(7)	(0.1)	(11)	(0.1)
Net earnings (loss) from continuing operations(1)(2)	18	0.5	(11)	(0.4)	5	—	21	0.2
Income (loss) from discontinued operations, net of tax(2)	8	0.2	(14)	(0.5)	8	0.1	33	0.3
Net earnings (loss) including noncontrolling interests	26	0.7	(25)	(0.9)	13	0.1	54	0.6
Less net earnings attributable to noncontrolling interests	—	—	(1)	—	(1)	—	(3)	—
Net earnings (loss) attributable to SUPERVALU INC.	$26	0.7%	$(26)	(0.9)%	$12	0.1%	$51	0.5%

Basic net earnings (loss) per share attributable to SUPERVALU INC.:(3)
Continuing operations	$0.47		$(0.31)		$0.12		$0.49
Discontinued operations	$0.21		$(0.39)		$0.20		$0.85
Basic net earnings (loss) per share	$0.67		$(0.69)		$0.32		$1.34
Diluted net earnings (loss) per share attributable to SUPERVALU INC.:(3)
Continuing operations(1)	$0.46		$(0.31)		$0.12		$0.48
Discontinued operations	$0.21		$(0.39)		$0.20		$0.84
Diluted net earnings (loss) per share	$0.67		$(0.69)		$0.31		$1.33
Weighted average number of shares outstanding:(3)
Basic	38		38		38		38
Diluted	38		38		38		38

(1)
Results from continuing operations for the third quarter ended December 2, 2017 include net charges and costs of $8 before tax ($5 after tax, or $0.15 per diluted share), comprised of merger and integration costs of $3 before tax ($2 after tax, or $0.07 per diluted share) and store closure charges and costs of $3 before tax ($1 after tax, or $0.04 per diluted share) within Selling and administrative expenses, and merger and integration costs of $2 before tax ($2 after tax, or $0.04 per diluted share) within Gross profit.

Results from continuing operations for the third quarter ended December 3, 2016 include net charges and costs of $57 before tax ($25 after tax, or $0.66 per diluted share), comprised of a pension settlement charge of $41 before tax ($24 after tax, or $0.63 per diluted share) and store closure charges and costs of $1 before tax ($1 after tax, or $0.01 per diluted share) within Selling and administrative expenses, and a goodwill impairment charge of $15 before tax ($9 after tax, or $0.25 per diluted share) within Goodwill impairment charge, offset in part by a deferred income tax benefit of $0 before tax ($9 after tax, or $0.23 per diluted share) within Income tax benefit.
Results from continuing operations for the year-to-date ended December 2, 2017 include net charges and costs of $91 before tax ($60 after tax, or $1.56 per diluted share), comprised of an asset impairment charge of $42 before tax ($27 after tax, or $0.71 per diluted share), merger and integration costs of $30 before tax ($21 after tax, or $0.55 per diluted share), a legal reserve charge of $9 before tax ($6 after tax, or $0.15 per diluted share), severance costs of $3 before tax ($1 after tax, or $0.04 per diluted share) and store closure charges and costs of $2 before tax ($1 after tax, or $0.03 per diluted share) within Selling and administrative expenses, offset in part by a gain on sale of property of $2 before tax ($1 after tax, or $0.04 per diluted share) within Selling and administrative expenses, and unamortized financing charges of $3 before tax ($2 after tax, or $0.05 per diluted share) and debt refinancing costs of $2 before tax ($1 after tax, or $0.03 per diluted share) within Interest expense, net, and merger and integration costs of $2 before tax ($2 after tax, or $0.04 per diluted share) within Gross profit.
Results from continuing operations for the year-to-date ended December 3, 2016 include net charges and costs of $56 before tax ($24 after tax, or $0.63 per diluted share), comprised of a pension settlement charge of $41 before tax ($24 after tax, or $0.63 per diluted share) and store closure charges and costs of $4 before tax ($4 after tax, or $0.07 per diluted share) within Selling and administrative expenses, a goodwill impairment charge of $15 before tax ($9 after tax, or $0.25 per diluted share) within Goodwill impairment charge, unamortized financing charges of $5 before tax ($3 after tax, or $0.09 per diluted share) and debt refinancing costs of $2 before tax ($1 after tax, or $0.02 per diluted share) within Interest expense, net, and store closure charges and costs of $1 before tax ($0 after tax, or $0.00 per diluted share) within Gross profit, offset in part by a fee received from a supply agreement termination of $9 before tax ($6 after tax, or $0.14 per diluted share), a sales and use tax refund of $2 before tax ($1 after tax, or $0.04 per diluted share) and severance benefits of $1 before tax ($1 after tax, or $0.01 per diluted share) within Selling and administrative expenses and a deferred income tax benefit of $0 before tax ($9 after tax, or $0.23 per diluted share) within Income tax benefit.

(2)
The results of operations, financial position and cash flows of Save-A-Lot are reported as discontinued operations for all periods presented. Accordingly, Supervalu’s consolidated financial statements have been recast from their previous presentation. The results of Save-A-Lot for the comparative quarterly periods are disclosed within Note 14—Discontinued Operations within the Condensed Consolidated Financial Statements in Supervalu's Quarterly Report on Form 10-Q for the third quarter of fiscal 2018.

(3)
On July 19, 2017, Supervalu held its annual meeting of stockholders, at which stockholders authorized the Board of Directors to effect a reverse stock split. Also on July 19, 2017 following the stockholder meeting, the Board of Directors approved a 1-for-7 reverse stock split of Supervalu’s common stock. Supervalu’s common stock began trading on a split-adjusted basis when the market opened on August 2, 2017. The weighted average number of shares and net earnings per share have been recast to give effect to the 1-for-7 reverse stock split.

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions, except par value data)

	December 2, 2017	February 25, 2017
ASSETS
Current assets
Cash and cash equivalents	$46	$332
Receivables, net	581	386
Inventories, net	1,265	764
Other current assets	133	59
Total current assets	2,025	1,541
Property, plant and equipment, net	1,319	1,004
Goodwill	739	710
Intangible assets, net	83	39
Deferred tax assets	156	165
Other assets	145	121
Total assets	$4,467	$3,580
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,261	$881
Accrued vacation, compensation and benefits	222	150
Current maturities of long-term debt and capital lease obligations	34	26
Other current liabilities	117	172
Total current liabilities	1,634	1,229
Long-term debt	1,700	1,263
Long-term capital lease obligations	172	186
Pension and other postretirement benefit obligations	383	322
Long-term tax liabilities	42	63
Other long-term liabilities	133	134
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 57 shares authorized; 38 and 38 shares issued, respectively	—	—
Capital in excess of par value	2,844	2,831
Treasury stock, at cost, 0 and 0 shares, respectively	(3)	(2)
Accumulated other comprehensive loss	(278)	(278)
Accumulated deficit	(2,163)	(2,175)
Total SUPERVALU INC. stockholders’ equity	400	376
Noncontrolling interests	3	7
Total stockholders’ equity	403	383
Total liabilities and stockholders’ equity	$4,467	$3,580

SUPERVALU INC. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Year-To-Date Ended
	December 2, 2017 (40 weeks)	December 3, 2016 (40 weeks)
Cash flows from operating activities
Net earnings including noncontrolling interests	$13	$54
Income from discontinued operations, net of tax	8	33
Net earnings from continuing operations	5	21
Adjustments to reconcile Net earnings from continuing operations to Net cash (used in) provided by operating activities – continuing operations:
Goodwill impairment charge	—	15
Asset impairment and other charges	44	4
Loss on debt extinguishment	5	7
Net gain on sale of assets and exits of surplus leases	(4)	(1)
Depreciation and amortization	160	159
LIFO charge	4	3
Deferred income taxes	8	5
Stock-based compensation	15	13
Net pension and other postretirement benefit (income) expense	(42)	23
Contributions to pension and other postretirement benefit plans	(2)	(2)
Other adjustments	8	6
Changes in operating assets and liabilities, net of effects from business acquisitions	(245)	(103)
Net cash (used in) provided by operating activities – continuing operations	(44)	150
Net cash (used in) provided by operating activities – discontinued operations	(54)	69
Net cash (used in) provided by operating activities	(98)	219
Cash flows from investing activities
Proceeds from sale of assets	5	2
Purchases of property, plant and equipment	(234)	(118)
Payments for business acquisitions	(105)	(20)
Other	6	(1)
Net cash used in investing activities – continuing operations	(328)	(137)
Net cash provided by (used in) investing activities – discontinued operations	3	(65)
Net cash used in investing activities	(325)	(202)
Cash flows from financing activities
Proceeds from revolving credit facility	540	2,837
Payments on revolving credit facility	(430)	(2,715)
Proceeds from issuance of debt	878	—
Payments of debt and capital lease obligations	(834)	(121)
Proceeds from sale of common stock	—	3
Payments for shares traded for taxes	(3)	(2)
Payments for debt financing costs	(10)	(6)
Distributions to noncontrolling interests	(3)	(6)
Other	(1)	—
Net cash provided by (used in) financing activities	137	(10)
Net (decrease) increase in cash and cash equivalents	(286)	7
Cash and cash equivalents at beginning of period	332	57
Cash and cash equivalents at the end of period	$46	$64
Less cash and cash equivalents of discontinued operations at end of period	—	(17)
Cash and cash equivalents of continuing operations at end of period	$46	$47
SUPPLEMENTAL CASH FLOW INFORMATION
Non-cash investing and financing activities were as follows:
Purchases of property, plant and equipment included in Accounts payable	$25	$25
Capital lease asset additions	$1	$15
Interest and income taxes paid:
Interest paid, net of amounts capitalized	$111	$136
Income taxes paid, net	$49	$12

SUPERVALU INC. and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In millions)
Net Sales by Segment

	Third Quarter Ended		Year-To-Date Ended
(In millions)	December 2, 2017 (12 weeks)	December 3, 2016 (12 weeks)	December 2, 2017 (40 weeks)	December 3, 2016 (40 weeks)
Wholesale	$2,888	$1,906	$8,182	$5,912
Retail	1,017	1,060	3,432	3,524
Corporate	33	37	128	137
Total net sales	$3,938	$3,003	$11,742	$9,573
Non-GAAP Financial Measures
SUPERVALU INC.’s (“Supervalu”) condensed consolidated financial statements are prepared and presented in accordance with generally accepted accounting principles (“GAAP”). The measures and items identified below, and the adjusted Selling and administrative expenses, are provided as a supplement to our condensed consolidated financial statements and should not be considered an alternative to any GAAP measure of performance or liquidity. The presentation of these financial measures and items is not intended to be a substitute for or be superior to any financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Certain adjustments to our GAAP financial measures exclude certain items that are recurring in nature and may be reflected in our financial results for the foreseeable future. These measurements and items may be different from non-GAAP financial measures used by other companies. All measurements are provided as a reconciliation from a GAAP measurement. Management believes the measurements and items identified below are important measures of business performance that provide investors with useful supplemental information. Supervalu utilizes certain non-GAAP measures to analyze underlying core business trends to understand operating performance. In addition, management utilizes certain non-GAAP measures as a compensation performance measure. The items below should be reviewed in conjunction with Supervalu’s financial results reported in accordance with GAAP, as reported in Supervalu’s Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended February 25, 2017.

RECONCILIATIONS OF EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO EARNINGS FROM CONTINUING OPERATIONS AFTER ADJUSTMENTS

Table 1
	Third Quarter Ended December 2, 2017
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$10	$18	$0.46
Adjustments:
Merger and integration costs	5	4	0.11
Store closure charges and costs	3	1	0.04
Continuing operations after adjustments	$18	$23	$0.61

Table 2
	Year-To-Date Ended December 2, 2017
(In millions, except per share data)	(Loss) Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$(2)	$5	$0.12
Adjustments:
Asset impairment charge	42	27	0.71
Merger and integration costs	32	23	0.59
Legal reserve charge	9	6	0.15
Unamortized financing charges	3	2	0.05
Severance costs	3	1	0.04
Debt refinancing costs	2	1	0.03
Store closure charges and costs	2	1	0.03
Gain on sale of property	(2)	(1)	(0.04)
Continuing operations after adjustments	$89	$65	$1.68

Table 3
	Third Quarter Ended December 3, 2016
(In millions, except per share data)	(Loss) Earnings Before Tax	(Loss) Earnings After Tax	Diluted (Loss) Earnings Per Share
Continuing operations	$(38)	$(11)	$(0.31)
Adjustments:
Pension settlement charge	41	24	0.63
Goodwill impairment charge	15	9	0.25
Store closure charges and costs	1	1	0.01
Deferred income tax benefit	—	(9)	(0.23)
Continuing operations after adjustments	$19	$14	$0.35

Table 4
	Year-To-Date Ended December 3, 2016
(In millions, except per share data)	Earnings Before Tax	Earnings After Tax	Diluted Earnings Per Share
Continuing operations	$10	$21	$0.48
Adjustments:
Pension settlement charge	41	24	0.63
Goodwill impairment charge	15	9	0.25
Unamortized financing charges	5	3	0.09
Store closure charges and costs	5	4	0.07
Debt refinancing costs	2	1	0.02
Deferred income tax benefit	—	(9)	(0.23)
Severance costs (benefit)	(1)	(1)	(0.01)
Sales and use tax refund	(2)	(1)	(0.04)
Supply agreement termination fees	(9)	(6)	(0.14)
Continuing operations after adjustments	$66	$45	$1.12

RECONCILIATIONS OF NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO ADJUSTED EBITDA AND PRO FORMA ADJUSTED EBITDA

Table 5
	Third Quarter Ended		Year-To-Date Ended
(In millions)	December 2, 2017 (12 weeks)	December 3, 2016 (12 weeks)	December 2, 2017 (40 weeks)	December 3, 2016 (40 weeks)
Results of operations, as reported
Net earnings (loss) from continuing operations	$18	$(11)	$5	$21
Income tax benefit	(8)	(27)	(7)	(11)
Equity in earnings of unconsolidated affiliates	—	(1)	(2)	(3)
Interest expense, net	29	40	103	141
Total operating earnings	$39	$1	$99	$148
Add Equity in earnings of unconsolidated affiliates	—	1	2	3
Less net earnings attributable to noncontrolling interests	—	(1)	(1)	(3)
Depreciation and amortization	48	48	160	159
LIFO charge	1	1	4	3
Asset impairment charge	—	—	42	—
Merger and integration costs	5	—	32	—
Legal reserve charge	—	—	9	—
Store closure charges and costs	3	1	2	5
Severance costs (benefit)	—	—	3	(1)
Gain on sale of property	—	—	(2)	—
Sales and use tax refund	—	—	—	(2)
Supply agreement termination fees	—	—	—	(9)
Pension settlement charge	—	41	—	41
Goodwill impairment charge	—	15	—	15
Adjusted EBITDA(1)	$96	$107	$350	$359
Pro forma adjustments:
Net sales(2)	—	9	—	33
Cost of sales(3)	—	(2)	—	(9)
Total pro forma adjustments	—	7	—	24
Pro forma adjusted EBITDA	$96	$114	$350	$383

(1)
Supervalu's measure of adjusted EBITDA includes operating earnings, as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that Supervalu expects to recognize in connection with performing services for Save-A-Lot under the services agreement entered into with Save-A-Lot on December 5, 2016 (the "Services Agreement") and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between Supervalu and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within Supervalu’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

RECONCILIATION OF NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS TO TOTAL AND SEGMENT OPERATING EARNINGS (LOSS), TO SUPPLEMENTALLY PROVIDED TOTAL AND SEGMENT ADJUSTED EBITDA

Table 6
	Third Quarter Ended		Year-To-Date Ended
(In millions)	December 2, 2017 (12 weeks)	December 3, 2016 (12 weeks)	December 2, 2017 (40 weeks)	December 3, 2016 (40 weeks)
Reconciliation of net earnings (loss) from continuing operations to operating earnings, as reported:
Net earnings (loss) from continuing operations	$18	$(11)	$5	$21
Income tax benefit	(8)	(27)	(7)	(11)
Equity in earnings of unconsolidated affiliates	—	(1)	(2)	(3)
Interest expense, net	29	40	103	141
Total operating earnings	$39	$1	$99	$148
Reconciliation of segment operating earnings to total operating earnings, as reported:
Wholesale operating earnings	$46	$52	$169	$174
Retail operating loss	(6)	(14)	(68)	(18)
Corporate operating loss	(1)	(37)	(2)	(8)
Total operating earnings	$39	$1	$99	$148
Reconciliation of segment operating earnings, as reported, to segment Adjusted EBITDA:
Wholesale operating earnings, as reported	$46	$52	$169	$174
Adjustments:
Merger and integration costs	2	—	2	—
Legal reserve charge	—	—	9	—
Supply agreement termination fee	—	—	—	(9)
Wholesale operating earnings, as adjusted	48	52	180	165
Wholesale depreciation and amortization	21	12	58	40
LIFO charge	2	—	5	1
Wholesale adjusted EBITDA(1)	$71	$64	$243	$206

Retail operating loss, as reported	$(6)	$(14)	$(68)	$(18)
Adjustments:
Asset impairment charge	—	—	42	—
Store closure charges and costs	3	1	2	5
Severance costs	—	—	1	—
Goodwill impairment charge	—	15	—	15
Gain on store closure	—	—	—	—
Retail operating (loss) earnings, as adjusted	(3)	2	(23)	2
Retail depreciation and amortization	26	35	97	114
LIFO charge	(1)	1	(1)	2
Equity in earnings of unconsolidated affiliates	—	1	2	3
Net earnings attributable to noncontrolling interests	—	(1)	(1)	(3)
Retail adjusted EBITDA(1)	$22	$38	$74	$118

Corporate operating loss, as reported	$(1)	$(37)	$(2)	$(8)
Adjustments:
Merger and integration costs	3	—	30	—
Severance costs	—	—	2	(1)
Gain on sale of property	—	—	(2)	—
Sales and use tax refund	—	—	—	(2)
Pension settlement charge	—	41	—	41
Corporate operating earnings, as adjusted	2	4	28	30
Corporate depreciation and amortization	1	1	5	5
Corporate adjusted EBITDA(1)	$3	$5	$33	$35
Total adjusted EBITDA(1)	$96	$107	$350	$359
Pro forma adjustments:
Net sales(2)	—	9	—	33
Cost of sales(3)	—	(2)	—	(9)
Total Pro forma adjustments	—	7	—	24
Pro Forma Adjusted EBITDA	$96	$114	$350	$383

(1)
Supervalu's measure of adjusted EBITDA includes Supervalu's segment operating earnings (loss), as reported, plus depreciation and amortization, LIFO charge, equity earnings of unconsolidated affiliates and certain adjustment items as determined by management, and less net earnings attributable to noncontrolling interests.

(2)
This adjustment reflects (1) the fees that Supervalu expects to recognize in connection with performing services for Save-A-Lot under the Services Agreement and (2) Wholesale distribution sales to Save-A-Lot pursuant to a customer agreement between Supervalu and Save-A-Lot that had historically been intercompany sales. Actual Services Agreement fees are subject to adjustments pursuant to the terms of the Services Agreement including for changes in service levels. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

(3)
This adjustment reflects the Cost of sales related to Wholesale’s distribution to Save-A-Lot, which was previously eliminated on an intercompany basis. No adjustment for expenses related to the Services Agreement has been included within Cost of sales because the shared service center costs incurred to support back office functions related to the Services Agreement represent administrative overhead costs that have been included within Selling and administrative expenses within Supervalu’s historical consolidated financial statements. This adjustment only applies to time periods prior to the sale of Save-A-Lot on December 5, 2016.

Fiscal 2018 Outlook
The following table reconciles Supervalu’s outlook for full year fiscal 2018 Adjusted EBITDA to Net earnings from continuing operations, the most comparable GAAP measure. This outlook includes results from Supervalu’s acquisition of Unified Grocers, Inc. that closed on June 23, 2017, and Supervalu’s acquisition of Associated Grocers of Florida, Inc. that closed on December 8, 2017. Additional adjustments not related to our on-going business performance may also arise during fiscal 2018.

RECONCILIATION OF PROJECTED NET EARNINGS FROM CONTINUING OPERATIONS TO PROJECTED ADJUSTED EBITDA

Table 7
	For the Fiscal Year Ending February 24, 2018 (52 weeks)
(In millions)	Projected Low End Amount	Projected High End Amount
Results of operations, as projected
Net (loss) earnings from continuing operations	$(20)	$2
Income tax provision	49	47
Equity in earnings of unconsolidated affiliates	(3)	(3)
Interest expense, net	134	134
Total operating earnings	$160	$180
Add Equity in earnings of unconsolidated affiliates	3	3
Less net earnings attributable to noncontrolling interests	(2)	(2)
Depreciation and amortization	211	211
LIFO charge	5	5
Asset impairment charge	42	42
Merger and integration costs	44	34
Legal reserve charge	9	9
Severance costs	3	3
Gain on store closure	2	2
Gain on sale of property	(2)	(2)
Adjusted EBITDA	$475	$485
Management's outlook includes the estimated impact of a non-cash income tax charge of approximately $35 to $45 in the fourth quarter of fiscal 2018 due to the reduction in the federal income tax rate.
Management is providing an outlook for fiscal 2018 Adjusted EBITDA, which is a non-GAAP financial measure, because management believes Adjusted EBITDA is an important measure of business performance that provides investors with useful supplemental information. Supervalu utilizes non-GAAP measures to analyze underlying core business trends to understand operating performance and as a compensation performance measure.

CONTACT:
SUPERVALU INC.
Investor Contact

Steve Bloomquist, 952-828-4144
steve.j.bloomquist@supervalu.com
or
Media Contact
Jeff Swanson, 952-903-1645
jeffrey.s.swanson@supervalu.com